      As filed with the Securities and Exchange Commission on September 2, 1998.


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                     SEPTEMBER 2, 1998 (SEPTEMBER 1, 1998)


                                 MEDAREX, INC.
             (Exact name of registrant as specified in its charter)

         NEW JERSEY                 0-19312            22-2822175
(State of other jurisdiction       (Commission       (IRS Employer
      of incorporation)            File Number     Identification No.)

             1545 ROUTE 22 EAST, ANNANDALE, NEW JERSEY  08801-0953
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (908) 713-6001


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)
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                                 MEDAREX, INC.
                               TABLE OF CONTENTS
                                      FOR
                           CURRENT REPORT ON FORM 8-K


Item 5.      Other Events............................................... 3

Item 7.      Financial Statements and Exhibits.......................... 4

Signature    ........................................................... 5

                                       2
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          ITEM 5. OTHER EVENTS.

          On May 5, 1997, Medarex, Inc., a New Jersey corporation ("Medarex"), Medarex Acquisition Corp., a California corporation and wholly-owned subsidiary of Medarex ("Merger Sub"), and GenPharm International, Inc., a California corporation ("GenPharm"), entered into an Amended and Restated Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which (i) Merger Sub merged with and into GenPharm (the "Merger") and GenPharm became a wholly-owned subsidiary of Medarex, and (ii) the holders of the outstanding shares of GenPharm capital stock (the "GenPharm Holders") became entitled to receive $62,725,000.00, subject to adjustment (the "Merger Consideration") either in shares (the "Shares") of Medarex common stock, par value $.01 per share (the "Common Stock"), or, under certain circumstances, at Medarex's option, in cash.

          Medarex issued 3.5 million Shares to the GenPharm Holders at the initial closing of the Merger, representing approximately $17.8 million of the Merger Consideration. On August 4, 1998 certain GenPharm Holders tendered their rights (the "Rights") to receive approximately $25.1 million of additional Merger Consideration payable to them in connection with the Merger to BCC Acquisition I LLC ("BCC") pursuant to its recently completed Offer to Purchase. As part of this transaction, Medarex issued approximately 3.7 million shares of its Common Stock to BCC in exchange for the Rights acquired by BCC from the GenPharm Holders.

          Pursuant to the terms of the Merger Agreement, Medarex has elected to prepay the remaining balance of the Merger Consideration owed to the GenPharm Holders in connection with the Merger (approximately $19.3 million) by issuing, as of September 1, 1998, approximately 3.8 million shares of its Common Stock, valued in accordance with the provisions of the Merger Agreement at $5.04 per share.

          In addition, pursuant to the terms of the Merger Agreement, as of September 1, 1998, Medarex will issue an aggregate of approximately 216,000 shares of its Common Stock (approximately $1.1 million, based on a price per share of $5.04 as determined in accordance with the terms of the Merger Agreement) to certain GenPharm employees in satisfaction of Medarex's obligation to pay a stock bonus granted to such employees by the GenPharm Board of Directors prior to the Merger and assumed by Mederax under the terms of the Merger Agreement.

          The press release with respect to this announcement is filed herewith as Exhibit 99.1.

          This Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, which represent Medarex's expectations or beliefs concerning future events. Forward-looking statements involve known and unknown risks and uncertainties and are indicated by words such as "anticipates", "expects", "believes", "plans", "could" and similar words and phrases. These risks and uncertainties include, but are not limited to, uncertainties regarding the consummation of the prepayment and the transactions contemplated by the Merger Agreement, receipt of future payments, the continuation of business partnerships, development of new business opportunities and other risks that may be detailed from time to time in Medarex's periodic reports and registration statements filed with the Securities and Exchange Commission.

          ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                (c) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number         Description of Exhibit
-------        ----------------------

99.1           Press release dated September 1, 1998.

                                       3
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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MEDAREX, INC.
                                          Registrant


Date:   September 1, 1998                    By:/s/ Michael A.  Appelbaum
                                                -------------------------
                                              Michael A. Appelbaum
                                              Executive Vice President -
                                              Finance and Administration,
                                              Secretary, Treasurer and
                                              Chief Financial Officer

                                       4
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                                 EXHIBIT INDEX
                                 -------------


Exhibit                                             Page
Number                  Description                Number
---------               -----------                ------

99.1       Press release dated September 1, 1998.

                                       5